UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive AgreemenT.

On May 19, 2025, RHP Property AR, LLC (“Buyer”), a subsidiary of Ryman Hospitality Properties, Inc. (“we,” “us,” “our” or the “Company”), entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with DRPhoenix Hotel Owner LLC (“Seller”), pursuant to which, and upon the terms and subject to the conditions set forth therein, Buyer will purchase from Seller the JW Marriott Phoenix Desert Ridge Resort & Spa located in Phoenix, Arizona (“Desert Ridge”) and certain related assets for an aggregate purchase price of approximately $865 million, subject to certain adjustments as set forth in the Purchase Agreement (the “Desert Ridge Acquisition”).

Upon execution of the Purchase Agreement, Buyer deposited $30 million into an escrow account, which amount will be (i) applied to the purchase price at the closing, (ii) released to Seller as liquidated damages in the event that Seller terminates the Purchase Agreement as a result of a material breach by Buyer of its obligations under the Purchase Agreement or (iii) released to Buyer in the event that Buyer terminates the Purchase Agreement as a result of a material breach by Seller of its obligations under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants and is subject to customary closing conditions. Desert Ridge Acquisition is expected to close in the second or third quarter of 2025.

The above summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On May 19, 2025, the Company issued a press release announcing the pending Desert Ridge Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 of Form 8-K; shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this Current Report that is required to be disclosed solely by Item 7.01 of Form 8-K. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report under Item 7.01 is current only as of May 19, 2025 and may change thereafter.

ITEM 8.01.	OTHER EVENTS.

In connection with the pending Desert Ridge Acquisition, the Company is providing the additional risk factors listed below to supplement the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These supplemental risk factors relate to the pending Desert Ridge Acquisition and should be read in conjunction with the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

We may fail to complete the Desert Ridge Acquisition on a timely basis or at all.

Although we expect to complete the Desert Ridge Acquisition in the second or third quarter of 2025, the Desert Ridge Acquisition is subject to customary closing requirements and conditions, many of which are beyond our control, and there can be no assurance that the Desert Ridge Acquisition will be completed on the anticipated schedule or at all. If we fail to consummate the Desert Ridge Acquisition or should the completion of the Desert Ridge Acquisition be significantly delayed, we will have expended significant resources without realizing all or a portion of the intended economic benefits of the Desert Ridge Acquisition.

Even if we consummate the Desert Ridge Acquisition, we may not realize the intended economic benefits. If we fail to consummate the Desert Ridge Acquisition, we would expect to seek to acquire another entertainment or hotel property or other investment, but we may not be able to identify suitable acquisition candidates on attractive terms or at all, or such acquisitions may take a significant amount of time to accomplish. Any failure to complete the Desert Ridge Acquisition could have a negative impact on our business, financial condition, results of operations and the ability to make distributions to our stockholders.

Our financial and operating results may suffer if we are unsuccessful in integrating Desert Ridge with our existing assets.

If we are unable to successfully integrate Desert Ridge with our existing assets in an efficient and effective manner following the completion of the Desert Ridge Acquisition, the anticipated benefits of the Desert Ridge Acquisition may not be realized fully, or at all, or may take longer to realize than expected and may not meet estimated growth projections or expectations. Further, we may not achieve the projected efficiencies and synergies once we have integrated Desert Ridge into our operations, which may lead to additional costs not anticipated at the time of the Desert Ridge Acquisition. An inability to realize the full extent of the anticipated benefits of the Desert Ridge Acquisition or any delays encountered in the integration process could have an adverse effect on our results of operations, cash flows and financial position.

Integrating Desert Ridge may be more difficult, costly or time consuming than expected.

The integration of Desert Ridge with our existing assets will require the dedication of significant management resources, which may distract management's attention from day-to-day business operations. Phoenix, Arizona is a new market for us, and our relative unfamiliarity with the market may result in our having to devote additional time and expense to gain familiarity with the market and maximize operations.

Many of these factors will be outside of our control and any one of them could result in delays, increased costs, decreases in revenues and diversion of management’s time and energy from ongoing business concerns, which could materially affect our financial position, results of operations and cash flows.

Each of our hotels currently operate, and Desert Ridge will operate, under a brand owned by Marriott; therefore, we are subject to risks associated with concentrating our hotel portfolio in brands owned by Marriott.

Each of our hotel properties are managed by Marriott under Marriott-owned brands, and following the closing of the Desert Ridge Acquisition, Marriott will manage Desert Ridge under the JW Marriott brand. As a result, our success is dependent in part on the continued success of Marriott and, in particular, the Gaylord Hotels and JW Marriott brands. Consequently, if market recognition or the positive perception of Marriott is reduced or compromised, the goodwill associated with the Gaylord Hotels and JW Marriott hotels in our portfolio may be adversely affected, which could negatively impact our financial condition, results of operations and our ability to service debt and make distributions to our stockholders.

We may not have discovered undisclosed liabilities of Desert Ridge during our due diligence process.

In the course of the due diligence review of Desert Ridge that we conducted prior to the execution of the Desert Ridge Agreement, we may not have discovered, or may have been unable to quantify, undisclosed liabilities of Desert Ridge. Examples of such undisclosed liabilities may include, but are not limited to, pending or threatened litigation or regulatory matters. Any such undisclosed liabilities could, whether or not we assumed such liabilities, have an adverse effect on our business, results of operations, financial condition and cash flows following the completion of the Desert Ridge Acquisition.

***

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the pending Desert Ridge Acquisition, and the Company’s expectations for Desert Ridge upon the closing of the Desert Ridge Acquisition. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the pending Desert Ridge Acquisition, including, but not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the Desert Ridge Acquisition, or result in the termination of the Purchase Agreement; adverse effects on the Company’s common stock because of a failure to complete the Desert Ridge Acquisition; and the Company’s ability to fund the Desert Ridge Acquisition, whether by using funds borrowed pursuant to its credit agreement or otherwise. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, this Current Report and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 9.01.	financial statements and exhibits.

(d)           Exhibits

10.1*	Agreement of Purchase and Sale, dated as of May 19, 2025, by and between DRPhoenix Hotel Owner LLC, as Seller, and RHP Property AR, LLC, as Buyer.

99.1	Press Release of Ryman Hospitality Properties, Inc. dated May 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request. Pursuant to Item 601(a)(6) of Regulation S-K, certain information has been redacted or omitted and marked by brackets and asterisks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 19, 2025	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary